Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED CERTIFICATE OF "BIMI INTERNATIONAL MEDICAL INC.", FILED IN THIS OFFICE ON THE FIFTEENTH DAY OF JULY, A.D. 2022, AT 8:25 O`CLOCK A.M.

Jeffrey W. Bullock, Secretary of State

3308701 8100
SR# 20222997487

Authentication: 203932564
Date: 07-15-22

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
BIMI INTERNATIONAL MEDICAL INC.

A Delaware Corporation
(as amended through July 15, 2022)

BIMI International Medical Inc., a corporation existing under the laws of the State of Delaware (the "Corporation"), by its Chief Executive Officer, hereby certifies as follows:

1. The name of the Corporation is "BIMI International Medical Inc."

2. The Corporation's original certificate of incorporation was filed in the office of the Secretary of State of the State of Delaware on October 31, 2000, under the name of Galli Process, Inc. (as amended, the "Presently Effective Certificate").

3. This Amended and Restated Certificate of Incorporation (the "Amended and Restated Certificate") restates, integrates and amends the Presently Effective Certificate.

4. This Amended and Restated Certificate was duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware, as amended from time to time.

5. The text of the Presently Effective Certificate of the Corporation is hereby amended and restated to read in full as follows:

First. The name of the corporation is BIMI INTERNATIONAL MEDICAL INC. (the "Corporation").

Second. The Corporation's registered office in the State of Delaware is to be located at 251 Little Falls Drive, Wilmington, Delaware 19808, County of New Castle. The name of the registered agent in charge thereof is Corporation Service Company.

Third. The purpose or purposes of the corporation shall be to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

Fourth. The total number of shares of stock that the Corporation is authorized to issue is Two Hundred Million (200,000,000) shares of common stock, par value $0.001 per share.

Fifth. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of the stockholders of Corporation and may not be effected by any consent in writing by such stockholders.

IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by Tiewei Song, its Chief Executive Officer, as of the 15th day of July, 2022.

BIMI INTERNATIONAL MEDICAL INC.

By: /s/Tiewei Song

Name: Tiewei Song

Title: Chief Executive Officer

State of Delaware
Secretary of State
Division of Corporations
Delivered 08:25 AM 07/15/2022
FILED 08:25 AM 07/15/2022
SR 20222997487 - File Number 3308701